EXHIBIT INDEX

                                  GPU COMPANIES
                EMPLOYEE SAVINGS PLAN FOR NONBARGAINING EMPLOYEES






Consent of Independent Accountants                              Exhibit 23



Report on Audits of Financial Statements                        Exhibit 28
   for the Years Ended December 31, 1999
   and 1998